UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2012

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12173	36-4094854
(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Julie M. Howard as Chief Executive Officer

On February 22, 2012, the Board of Directors (the “Board”) of Navigant Consulting, Inc. (the “Company”) appointed Julie M. Howard as the Company’s Chief Executive Officer, effective March 1, 2012. Ms. Howard, age 49, has served as the Company’s President since 2006 and the Company’s Chief Operating Officer since 2003. From 2001 to 2003, Ms. Howard was the Company’s Vice President and Human Capital Officer. Prior to 2001, Ms. Howard held a variety of consulting and operational positions with several professional services firms. Ms. Howard is currently a member of the board of directors of Kemper Corporation and a member of the Foundation Board for Children’s Memorial Hospital. Ms. Howard is a founding member of the Women’s Leadership and Mentoring Alliance (WLMA). Ms. Howard is a graduate of the University of Wisconsin, with a Bachelor of Science degree in Finance. She has also completed several post-graduate courses within the Harvard Business School Executive Education program, focusing in Finance and Management.

In connection with her appointment, the Company entered into an amended and restated employment agreement with Ms. Howard, effective as of March 1, 2012 (as amended and restated, the “employment agreement”), pursuant to which Ms. Howard has agreed to serve the Company as its Chief Executive Officer, reporting directly to the Board and performing those duties as may be assigned to her by the Board. The employment agreement has a five-year term whereas Ms. Howard’s employment agreement prior to the amendment and restatement had provided for automatic annual renewals. Under the employment agreement Ms. Howard will receive an annual base salary in an amount determined by the compensation committee of the Board, and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee of the Board. On February 22, 2012, the compensation committee determined that Ms. Howard’s initial annual base salary under the employment agreement will be $700,000. The employment agreement binds Ms. Howard to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter unless the Company decides not to continue Ms. Howard’s employment upon the expiration of the five-year term on terms (other than contract length) at least equivalent to the terms of the employment agreement.

The employment agreement provides, among other things, that if the Company terminates Ms. Howard other than for “cause” (as defined in the employment agreement) or if Ms. Howard terminates her employment for “good reason” (as defined in the employment agreement) or if Ms. Howard’s employment is terminated because of death or disability, the Company will pay to Ms. Howard (or her legal representatives) as a severance benefit an amount in cash equal to (i) two times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee of the Board (subject to subsequent reconciliation based on the Company’s actual performance). In addition, if the Company terminates Ms. Howard other than for cause or disability or if Ms. Howard terminates her employment for good reason or if Ms. Howard’s employment is terminated because of death, the Company will pay Ms. Howard (or her family in the event of her death) after termination on a monthly basis an amount equal to COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. If Ms. Howard’s employment is terminated because of disability, Ms. Howard would be entitled to continuation of her healthcare benefits for up to 24 months after the date of termination. However, if the Company terminates Ms. Howard for cause or if Ms. Howard terminates her employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due.

As part of the amendment and restatement of Ms. Howard’s employment agreement, Ms. Howard agreed to modify the circumstances upon which she would be entitled to receive severance payments in the event of a change of control (as defined in the employment agreement) by replacing the modified single-trigger severance provision with a double-trigger severance provision, as described below. The employment agreement provides that if, during the one-year period following a change of control, the Company terminates Ms. Howard’s employment other than for cause, death or disability or if Ms. Howard terminates her employment for good reason or if, during the one-year period preceding a change of control, the Company terminates Ms. Howard’s employment other than for cause, death or disability in anticipation of a change of control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay to Ms. Howard (or her legal representatives) as a severance payment an amount in cash equal to (i) three times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee of the Board (subject to subsequent reconciliation based on the Company’s actual performance). In addition, the Company will pay Ms. Howard (or her family in the event of her death) after termination on a monthly basis an amount equal to COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. The employment agreement also provides that the compensation paid or awarded to Ms. Howard thereunder will be subject to the Company’s compensation recoupment policy. Also as part of the amendment and restatement of Ms. Howard’s employment agreement, the tax gross-up provisions previously in Ms. Howard’s employment agreement were removed.

The foregoing description of the Company’s amended and restated employment agreement with Ms. Howard is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Julie M. Howard as a Director

On February 22, 2012, the Board increased the size of the Board from eight directors to nine directors and appointed Ms. Howard to serve as a member of the Board effective as of March 1, 2012. The Board appointed Ms. Howard as a director of the Company for a three-year term expiring at the Company’s 2014 annual meeting of shareholders. Ms. Howard will not serve on any committees of the Board.

There are no arrangements or understandings between Ms. Howard and any other person pursuant to which Ms. Howard was appointed as a director. There are no transactions in which Ms. Howard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of William M. Goodyear as Chief Executive Officer

On February 22, 2012, the Board accepted the resignation of William M. Goodyear as Chief Executive Officer of the Company effective as of March 1, 2012. Mr. Goodyear will continue to serve as Executive Chairman of the Board and, in his capacity as a full-time executive officer of the Company, will focus his attention on key client and account development activities including assisting in the pursuit of large engagement opportunities, as well as deepening/strengthening long-standing relationships and expanding into new relationship networks, and such other duties as may be assigned to him by the newly-appointed Chief Executive Officer and the Board from time to time.

In connection with this transition, the Company entered into a first amendment to the amended and restated employment agreement between the Company and Mr. Goodyear, effective as of March 1, 2012 (as amended, the “amended employment agreement”). The amended employment agreement is for a term beginning on March 1, 2012 and ending on April 30, 2014. During the employment term, Mr. Goodyear will receive an annual base salary of $650,000 and will be eligible to receive an annual incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee of the Board. Mr. Goodyear’s target bonus under the annual incentive plan is equal to 100% of his base salary. The amended employment agreement binds Mr. Goodyear to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

In consideration for Mr. Goodyear’s waiver of certain rights under his existing employment agreement which was originally entered into in 2000 and last amended in 2009 (including, without limitation, his rights to (i) an indefinite employment term, (ii) severance payments upon resignation for “good reason,” (ii) severance payments upon a change of control, and (iv) a tax gross-up under specified circumstances), his amended employment agreement provides that the Company will pay a cash severance benefit to Mr. Goodyear upon the termination of his employment (except as set forth below) in an amount equal to two times the sum of his base salary that was in effect immediately prior to March 1, 2012 and the average of his 2009, 2010 and 2011 annual bonuses. This amount is equal to the severance benefits that Mr. Goodyear would have been entitled to receive under the terms of his employment agreement prior to amendment if he were to have experienced a qualifying termination thereunder. However, if the Company terminates Mr. Goodyear for “cause” (as defined in the amended employment agreement) or if Mr. Goodyear resigns prior to the end of the employment term, Mr. Goodyear would not be entitled to receive the foregoing severance benefits, and the Company would have no further obligation to Mr. Goodyear other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. The amended employment agreement also provides that the compensation paid or awarded to Mr. Goodyear thereunder will be subject to the Company’s compensation recoupment policy.

The foregoing description of the first amendment to the Company’s amended and restated employment agreement with Mr. Goodyear is qualified in its entirety by reference to the first amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In connection with his continued service as Executive Chairman of the Board, the compensation committee of the Board approved two restricted stock unit grants to be made to Mr. Goodyear, the first on June 1, 2012 and the second on May 1, 2013, in each case subject to Mr. Goodyear’s continued employment through the respective grant dates and further subject to the approval of the Company’s 2012 Long-Term Incentive Plan (the “2012 LTIP”) by the Company’s shareholders. Each grant will have an approximate grant date fair value equal to $1 million on June 1, 2012 and May 1, 2013, respectively. On February 22, 2012, the Company entered into a letter agreement with Mr. Goodyear effective as of March 1, 2012 setting forth the terms and conditions of the restricted stock unit grants. Each grant of restricted stock units will be evidenced by, and further subject to the terms and conditions set forth in, a restricted stock unit award agreement.

The restricted stock units to be granted on June 1, 2012 will vest on a monthly basis, pro rata, on the last day of each month beginning June 2012 and ending April 2013. The restricted stock units to be granted on May 1, 2013 will vest on a monthly basis, pro rata, on the last day of each month beginning May 2013 and ending April 2014. Vesting of the restricted stock units is subject to Mr. Goodyear’s continued employment through such vesting dates, except that the restricted stock units will become fully vested upon a termination of employment if Mr. Goodyear’s employment is terminated because of death or disability or if the Company terminates Mr. Goodyear other than for cause (as defined in his amended employment agreement).

If the Company’s shareholders do not approve the 2012 LTIP prior to June 1, 2012 and Mr. Goodyear remains employed by the Company on such date, the Company will pay Mr. Goodyear an amount in cash equal to $1 million, payable in equal installments on the last day of each month beginning June 2012 and ending April 2013 unless the Company terminates Mr. Goodyear for cause or he resigns on or prior to any such payment date, in either of which cases Mr. Goodyear will not be entitled to receive any further payments. If the Company’s shareholders do not approve the 2012 LTIP or a similar plan prior to May 1, 2013 and Mr. Goodyear remains employed by the Company on such date, the Company will pay Mr. Goodyear an amount in cash equal to $1 million, payable in equal installments on the last day of each month beginning May 2013 and ending April 2014 unless the Company terminates Mr. Goodyear for cause or he resigns on or prior to any such payment date, in either of which cases Mr. Goodyear will not be entitled to receive any further payments.

The foregoing description of the restricted stock unit grants being made to Mr. Goodyear is qualified in its entirety by reference to the letter agreement between the Company and Mr. Goodyear, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference, and the form of restricted stock unit award agreement, attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2012, the Company issued a press release announcing Ms. Howard’s appointment as the Company’s Chief Executive Officer and a member of the Board, effective March 1, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, effective as of March 1, 2012, between Navigant Consulting, Inc. and Julie M. Howard.

10.2	First Amendment to Amended and Restated Employment Agreement, effective as of March 1, 2012, between Navigant Consulting, Inc. and William M. Goodyear.

10.3	Letter Agreement, dated February 22, 2012, between Navigant Consulting, Inc. and William M. Goodyear Regarding Grants of Restricted Stock Units.

10.4	Form of Restricted Stock Unit Award Agreement.

99.1	Press Release dated February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: February 28, 2012	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, effective as of March 1, 2012, between Navigant Consulting, Inc. and Julie M. Howard.

10.2	First Amendment to Amended and Restated Employment Agreement, effective as of March 1, 2012, between Navigant Consulting, Inc. and William M. Goodyear.

10.3	Letter Agreement, dated February 22, 2012, between Navigant Consulting, Inc. and William M. Goodyear Regarding Grants of Restricted Stock Units.

10.4	Form of Restricted Stock Unit Award Agreement.

99.1	Press Release dated February 23, 2012.